TIAA-CREF Funds of Funds
Form N-SAR for the period ended November 30, 2015

Item 77 Q1 Other Exhibits


77Q1(a)	Amendment to the Declaration of Trust

On September 4, 2015, under Conformed Submission 485APOS, accession number, 0000930413-15-003645, a copy of the Form of Trustee Authorization to Establish Additional Share Class of the TIAA-CREF Funds (the Trust) dated July 14, 2015 (the Authorization) was previously filed with the SEC as exhibit 99.A(20) to the Trust's Registration Statement. This Authorization, which established a new share class for certain Funds of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

77Q1(e)	Amendment to the Investment Management Agreement

On July 29, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-003179, a copy of the Form of Amendment dated July 31, 2015 by and between TIAA-CREF Funds (the Trust) and Teachers Advisors, Inc. to include the TIAA-CREF Social Choice International Equity Fund, the TIAA-CREF Social Choice Low Carbon Equity Fund and the TIAA-CREF Short-Term Bond Index Fund (each a "Fund" and collectively, the "Funds"), was previously filed with the SEC as exhibit 99.D(71) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.